BlackRock MuniYield Quality Fund II, Inc.

FILE #811-06660

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/5/2008	California State	1,750,000,000	300,000

Siebert Brandford Shank & Co., LLC, E.J. De La Rosa & Co., Inc, Stone & Youngberg, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Bear, Stearns & Co. Inc., Butler Wick & Co., Inc., Cabrera Capital Markets, LLC, Citi, City National Securities, Inc., DEPFA First Albany Securities LLC, Fidelity Capital Markets Services, First Southwest Company, Goldman, Sachs & Co., Great Pacific Securities, Jackson Securities, JPMorgan, Lehman Brothers, Loop Capital Markets, LLC, Merrill Lynch & Co., Morgan Keegan and Co., Inc., M.R. Beal & Company, Prager, Sealy & Company LLC, RBC Capital Markets, Ramirez & Co., Inc., Rice Financial Products Company, SL Hare Capital, Inc., Southwest Securities Inc., Toussaint Capital Partners, LLC, UBS Securities LLC, Wedbush Morgan Securities, Wells Fargo Institutional Securities, LLC

5/2/2008	San Diego County Water Authority	558,015,000	2,400,000	Goldman, Sachs & Co., Citi, Banc of America Securities LLC, Lehman Brothers, Merrill Lynch & Co.

BlackRock MuniYield Quality Fund II, Inc.

FILE #811-06660

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/5/2008	BROWARD CNTY FLA SCH BRD CTFS PART	270,560,000	1,400,000

J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., UBS Securities LLC, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, Raymond James & Associates, Inc., Rice Financial Products Company

10/24/2008	NEW YORK N Y CITY MUN WTR FIN AUTH	536,030,000	350,000

M.R. Beal & Company, DEPFA First Albany Securities LLC, Merrill Lynch & Co., Siebert Brandford Shank & Co., LLC, Banc of America Securities LLC, Barclays Capital, Citi, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Loop Capital Markets LLC, Morgan Stanley, Raymond James & Associates, Inc., Wachovia Bank, National Association, Piper Jaffray, Prager, Sealy & Co., LLC, RBC Capital Markets, Roosevelt & Cross Incorporated

10/24/2008	SOUTH CAROLINA ST PUB SVC AUTH REV	406,985,000	400,000	Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch & Co., Morgan Stanley & Co. Incorporated
10/30/2008	PHILADELPHIA PA SCH DIST FOR ISSUE	396,580,000	1,300,000	Goldman, Sachs & Co., Banc of America Securities LLC, PNC Capital Markets, LLC, Siebert Brandford Shank & Co., LLC, Citi, Janney Montgomery Scott LLC, Merrill Lynch & Co., Ramirez & Co., Inc.